UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 20, 2006

TUT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25291	94-2958543
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6000 SW Meadows Road, Suite 200

Lake Oswego, Oregon 97035

(Address of principal executive offices) (Zip Code)

(971) 217-0400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2006, Tut Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Motorola, Inc., a Delaware corporation (“Motorola”), and Motorola GTG Subsidiary V Corp., a Delaware corporation and a wholly-owned subsidiary of Motorola (“Sub”), pursuant to which Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Motorola.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of common stock, par value $0.01 per share, of the Company issued and outstanding immediately prior to the effective time (other than shares held by the Company, Motorola or Sub, which will be canceled without payment of any consideration) will be converted into the right to receive $1.15 in cash, without interest.

The Merger has been approved by the Company’s Board of Directors. The Merger is conditioned on, among other things, the adoption of the Merger Agreement by the stockholders of the Company and other customary closing conditions. Concurrently with the execution of the Merger Agreement, Kopp Investment Advisors, LLC and certain of its affiliates, (collectively, (“Kopp”) , entered into a stockholder agreement and irrevocable proxy with Motorola (the “Stockholder Agreement”), pursuant to which Kopp has agreed, subject to the limitations therein, to vote its shares of Company stock in favor of the Merger; Kopp currently owns approximately 38% of the Company’s outstanding shares. If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, the Company may be required to pay Motorola a termination fee of $1.375 million plus all of the reasonable expenses of Motorola actually incurred from third parties relating to the Merger Agreement and the transactions contemplated thereby prior to such termination.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 of this current report on Form 8-K and is incorporated into this Item 1.01 by reference. A copy of the Stockholder Agreement is included as Exhibit A of the Merger Agreement.

ADDITIONAL INFORMATION ABOUT THE PROPOSED TRANSACTION

In connection with the proposed transaction and required stockholder approval, the Company will file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE COMPANY. When these documents become available, investors and security holders may obtain free copies of them and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain copies of the documents filed by the Company with the SEC by going to the Company’s Investor Relations page on its corporate web site at www.tutsys.com.

INFORMATION CONCERNING PARTICIPANTS

The Company and its officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed acquisition. Information about the Company’s executive officers and directors and their ownership of Company common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

Item 8.01.	Other Events.

On December 21, 2006, the Company and Motorola issued a joint press release announcing that they had entered into the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2006, among the Company, Motorola, Inc. and Motorola GTG Subsidiary V Corp.

99.1	Press release dated December 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 21, 2006	By:	/s/ Scott Spangenberg
Scott Spangenberg Vice-President, Finance and Administration, Chief Financial Officer and Secretary

Index to Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger, dated as of December 20, 2006, among the Company, Motorola, Inc. and Motorola GTG Subsidiary V Corp.

99.1	Press release dated December 21, 2006